SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): April 19, 2004

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway
Sarasota, Florida	34243

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 941-362-1200

Item 4. Changes in Registrant’s Certifying Accountant

     As previously announced, consistent with its philosophy that it is desirable to change auditors periodically, the Audit Committee of the Board of Directors of Sun Hydraulics Corporation (the “Registrant”) determined to change auditors following completion of the audit of the Registrant’s 2003 consolidated financial statements. On April 19, 2004, the Audit Committee engaged Grant Thornton LLP to audit the Registrant’s consolidated financial statements for the year ended December 25, 2004.

     The Registrant has not consulted Grant Thornton LLP during the two most recent fiscal years, or the interim period between December 27, 2003 and April 19, 2004, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements or any matter that was subject to any disagreement or reportable event under Item 304(a)(1) of Regulation S-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Richard J. Dobbyn

Richard J. Dobbyn
Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated: April 29, 2004